Exhibit 99.2



                    AXM PHARMA ANNOUNCES RECORD 223% YEAR END
                  REVENUE INCREASE AND RECORD 463% GROSS PROFIT
                                    INCREASE

Newport Beach, CA--March 29, 2004--AXM Pharma, Inc. (AMEX: AXJ) announced today the financial results for the year-end ended December 31, 2003.

For the year, which ended December 31, 2003, revenues increased 223% to $10,025,605 compared to $3,103,656 for the year ending December 31, 2002.

Gross Profit for the year ended December 31, 2003 increased 463% to $3,497,325 compared to $621,579 for the period ending December 31, 2002. General and Administrative expenses for the year 2003 were higher due to an increase in third party consulting fees associated with cost of becoming a public company, investor relations (non-cash), an increase in travel expenses, an increase in legal fees, an increase in salaries, fees and benefits, equipment and software acquisition, and the costs associated with the private placement. As a result of the above, in year ended December 31, 2003, the Company's net loss was $3,708,067 including $3,522,085 in non-cash stock issuance related losses or $(0.29) per share compared to a net loss of $52,357 or $(0.01) per share for the same period in the prior year. The net loss calculation did not include the beneficial conversion of preferred stock and deemed dividend from beneficial conversion feature of the warrants.

Total  assets   increased  to  $11,024,738  at  December  31,  2003  with  total stockholders equity of $8,062,758.

"AXM is continuing to improve our revenue and gross profit performance quarter by quarter. With the recent major agreement with Sunkist, our new management team members, AMEX listing and expanded distribution into Shanghai and Guangzhou provinces, we have set the stage for continued growth at an expediential rate in 2004," stated Peter Cunningham, President and CEO of AXM Pharma, Inc.

AXM will be holding a conference call at 4:15 p.m. EST, hosted by Peter Cunningham, President and CEO today March 29, 2004. The dial in number is 800 305-1078 pass code AXM Pharma. The conference call script will be posted on the Company's web site and a replay will be available from March 30-April 12, 2004 by dialing 1-866-219-1444, pass code # 4083979.




                                AXM PHARMA, INC.
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2003

                                     ASSETS

Current assets
  Cash                                                                     $  2,950,782
  Accounts receivable, net of allowance of $0                                 2,614,979
  Inventories                                                                 2,243,754
  Advances - supplier                                                         1,465,699
                                                                           ------------
    Total current assets                                                      9,275,214

Property and equipment, net                                                     299,776
Licenses                                                                      1,449,748
                                                                           ------------

    TOTAL ASSETS                                                           $ 11,024,738
                                                                           ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Value added tax payable                                                  $  2,917,826
  Accounts payable and accrued expenses                                         524,164
                                                                           ------------
    Total current liabilities                                                 3,441,990
                                                                           ------------

Commitments

STOCKHOLDERS' EQUITY:
  Preferred stock, $.001 par value, 10,000,000 shares authorized,
    2,750,000 shares issued and outstanding                                       2,750
  Common stock, $.001 par value, 50,000,000 shares authorized,
    13,728,347 shares issued and outstanding                                     13,728
  Additional paid-in capital                                                 12,844,354
  Accumulated deficit                                                        (4,798,074)
                                                                           ------------
    Total Stockholders' Equity                                                8,062,758
                                                                           ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                 $ 11,024,738
                                                                           ============







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


                                AXM PHARMA, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                      December 31,
                                                               2003              2002
                                                            --------------    --------------

  Revenues                                                  $   10,025,605    $    3,103,656

  Cost of revenues                                               6,528,280         2,482,077
                                                            --------------    --------------

  Gross profit                                                   3,497,325           621,579
                                                            --------------    --------------

  General, administrative and selling:
    Cash                                                         3,683,307           673,936
    Non-cash                                                     3,522,085                 -
                                                            --------------    --------------

                                                                 7,205,392           673,936
                                                            --------------    --------------

  Net loss                                                  $   (3,708,067)   $      (52,357)
                                                            ==============    ==============

  Net loss applicable to common shareholders:
    Net loss                                                $   (3,708,067)   $      (52,357)
    Beneficial conversion of preferred stock                    (2,933,137)                -
    Deemed dividend from beneficial conversion
     feature of warrants                                          (130,362)                -
                                                            --------------    --------------
  Net loss applicable to common shareholders                $   (6,771,556)   $      (52,357)
                                                            ==============    ==============

  Net loss per share:
                                                            $        (0.52)   $        (0.01)
    Basic and diluted                                                =====             =====


  Weighted averaged shares outstanding:
    Basic and diluted                                           12,927,956        10,000,000
                                                            ==============    ==============




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


                                AXM PHARMA, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 2003 AND 2002




                            Common Stock              Preferred Stock        Additional
                            ------------              ---------------        Paid-In        Accumulated
                          Shares        Amount       Shares       Amount     Capital          Deficit         Total
                       ------------   -----------  -----------   ---------   ------------   -------------   -------------
Balance,
  December 31, 2001      10,000,000   $    10,000            -   $       -   $  4,362,877   $  (1,517,660)  $   2,855,217

Contributed capital               -             -            -           -        100,000               -         100,000

Net loss                          -             -            -           -              -         (52,357)        (52,357)
                       ------------   -----------  -----------   ---------   ------------   -------------   -------------

Balance,
  December 31, 2002      10,000,000        10,000            -           -      4,462,877      (1,570,017)      2,902,860

Issuance of common
  stock in connection
  with recapitalization   2,846,680         2,847            -           -        (25,539)              -         (22,692)

Issuance of common
  stock for services        881,667           881            -           -      3,521,204               -       3,522,085

Issuance of preferred
  stock and warrants,
  net of expenses                 -             -    2,750,000       2,750      4,885,812               -       4,888,562

Beneficial conversion
  feature embedded in
  preferred stock and
  warrants                        -             -            -           -      3,063,499               -       3,063,499

Deemed dividend on
  preferred stock                 -             -            -           -     (2,933,137)              -      (2,933,137)

Deemed dividends
  on warrants                     -             -            -           -       (130,362)              -        (130,362)

Net loss                          -             -            -           -              -      (3,708,067)     (3,708,067)
                       ------------   -----------  -----------   ---------   ------------   -------------   -------------

Balance,
  December 31, 2003      13,728,347   $    13,728    2,750,000   $   2,750   $ 12,844,354   $  (5,278,084)  $   7,582,748
                       ============   ===========  ===========   =========   ============   =============   =============





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


                                AXM PHARMA, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                        2003              2002
                                                                  --------------     -------------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                        $   (3,708,067)    $     (52,357)
  Adjustments to reconcile net loss to cash used in
    operating activities:
      Common stock issued for services                                 3,522,085                 -
      Depreciation and amortization                                       51,573            21,664
        Changes in assets and liabilities:
          Cash held in trust                                             149,203           738,360
          Accounts receivable                                         (1,681,978)         (387,622)
          Advances                                                    (1,166,101)         (291,597)
          Inventories                                                   (918,829)         (650,009)
          Accounts payable                                               480,009                 -
          Value added tax payable                                      1,705,755           538,901
          Accrued expenses                                              (161,111)           88,687
                                                                  --------------     -------------

CASH FLOWS PROVIDED BY (USED IN)
  OPERATING ACTIVITIES                                                (1,750,153)            6,027
                                                                  --------------     -------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                                  (293,654)                -
                                                                  --------------     -------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Capital contributions                                                        -           100,000
  Proceeds from the sale of preferred stock                            4,888,562                 -
                                                                  --------------     -------------

CASH FROM FINANCING ACTIVITIES                                         4,888,562           100,000
                                                                  --------------     -------------

NET INCREASE IN CASH                                                   2,844,755           106,027

Cash, beginning of period                                                106,027                 -
                                                                  --------------     -------------

Cash, end of period                                               $    2,950,782     $     106,027
                                                                  ==============     =============

SUPPLEMENTAL NON-CASH TRANSACTIONS:
  Net liabilities assumed in reverse merger                       $       22,692     $           -
                                                                  ==============     =============

AXM Pharma Inc., http://www.axmpharma.com, through its wholly owned subsidiary, Werke Pharmaceuticals, Inc., is the 100% owner of Shenyang Tianwei Werke Pharmaceutical Co., Ltd. ("STWP"), a Wholly Foreign Owned Enterprise ("WFOE") under the laws of the People's Republic of China. STWP is located in the City of Shenyang, in the Province of Liaoning, China. STWP and its predecessor company Shenyang Tianwei Pharmaceutical Factory, Ltd. ("STPF"), has an operating history of approximately 10 years. STWP historically has been a manufacturer and distributor of proprietary and generic pharmaceutical products, which include injectables, capsules, tablets, liquids and medicated skin products for export and domestic Chinese sales. Axiom currently out-sources production and distribution of its products to third parties in China.

For    additional    information    on   AXM   Pharma    Inc,    please    visit
http://www.iccinfo.com or call Investor Communications Company, LLC at 708 447-6834.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this news release include certain predictions and projections that may be considered forward-looking statements under securities law. These statements involve a number of important risks and uncertainties that could cause actual results to differ materially including, but not limited to, the performance of joint venture partners, as well as other economic, competitive and technological factors involving the Company's operations, markets, services, products and prices. With respect to Axiom, except for the historical information contained herein, the matters discussed in this news release are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, Axiom's extremely limited operating history, uncertainties related to the Company's access to additional capital, competition and dependence on key management.

Contact Information:  Tom Bostic, Investor Communications Company, LLC
                      (708) 447-6834